UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2010

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34600

Delaware	26-2593535
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway
Durham, NC 27713
(Address of principal executive offices, including zip code)

919-855-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 29, 2010, Oxygen Biotherapeutics, Inc. (the "Company") entered into a First Amendment to Note Purchase Agreement (the "Amendment") with JP SPC 1 Vatea, Segregated Portfolio (the "Purchaser"), which amends the Note Purchase Agreement between the Company and the Purchaser dated as of October 12, 2010. The Amendment removes the prior deadline of December 31, 2010 by which the Company agreed to issue and sell to the Purchaser an aggregate of up to $5,000,000 of senior unsecured promissory notes (each a "Note" and collectively, the "Notes") and establishes a schedule of closing dates for the Notes through April 25, 2011. The Purchaser is (i) a party to a securities purchase agreement with the Company, dated June 8, 2009, and subsequently amended, and (ii) a holder of approximately 13.68% of the Company's outstanding common stock. In addition, Mr. Gregory Pepin, a director of the Company, is Investment Manager to the Purchaser.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference in this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

EXHIBIT NO.        DESCRIPTION

Exhibit 10.1        First Amendment to Note Purchase Agreement, dated December 29, 2010,between Oxygen Biotherapeutics, Inc. and JP SPC 1 Vatea, Segregated Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: December 30, 2010	By:	/s/ Chris Stern
Chris Stern
CEO

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Amendment to Note Purchase Agreement, dated December 29, 2010, between Oxygen Biotherapeutics, Inc. and JP SPC 1 Vatea, Segregated Portfolio.